Consent of Independent Certified Public Accountants

     We have issued our report dated September 13, 2002 accompanying the financial statements of Van Kampen Focus Portfolios Insured Income Trust, Series 84 as of July 31, 2002, and for the period then ended, contained in this Post-Effective Amendment No. 1 to Form S-6.

     We consent to the use of the aforementioned report in the Post- Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                        Grant Thornton LLP


Chicago, Illinois
November 22, 2002